Exhibit 99.1

Attitude Drinks, Inc. files audited annual report for year ending March 31, 2015 with subsequent events reflecting liability reductions of $10,052,591.

NORTH PALM BEACH, FL--(Marketwire - Sept 29, 2015) - Attitude Drinks, Inc. (OTCBB: ATTD): Harrison, Vickers & Waterman, Inc. (OTCBB: HVCW) Today Attitude Drinks, Inc. filed its annual report for fiscal year ending March 31, 2015. The report’s subsequent events reflect a meaningful corporate restructuring which results in overall liability reductions of $10.1 million. The restructuring that occurred after the reporting period includes a reduction of overall notes and loans payable of $5,079,480, total salaries payable were reduced by $3,546,669, reduced accrued interest totaling $1,288,483 and accounts payable by $137,959. Total p/l gains for the company pursuant to the restructuring amounts to $5,834,709. The above figures will be reported in the Forms 10-Q for June 30, 2015 and September 30, 2015.

This is the first financial report in which the Company incorporates the results from the subsidiary Attitude Beer Holding Co. Net sales for the subsidiary stemming from holdings in the investment in the W. Hartford World of Beer tavern were $738,465 for sales from January 25th through March 31, 2015. Gross income from that operation for the same period totaled $528,557.

Roy Warren, Attitude Drinks CEO commented; “clearly the capital structure required reorganization, and management and our Directors are delighted to have enjoyed the cooperation of key stake holders in the Company including our largest noteholders and current and past employees. We still have work to do in order to complete this transformation, but the critical steps reported with this filing should pave the way for Attitude Drinks to become the Company that can reward all stakeholders”.

Attitude Beer Holding Co, the subsidiary, has now been merged into Harrison & Vickers, Inc. (HVCW), and as a result ATTD owns 70% of the outstanding common shares in HVCW as of June 30, 2015. Harrison & Vickers has filed with regulators to request a name change to Attitude Beer, Inc.

About Attitude Drinks, Inc.

Attitude Drinks is an innovative and opportunistic beverage brand development company with a current focus on the full commercialization of a pure milk recovery drink, exploiting recent scientific evidence, confirming the benefits of milk and protein as an exercise recovery aid. For more information, please visit www.attitudedrinks.com.

About Harrison & Vickers, Inc.

Harrison, Vickers, & Waterman (OTCBB: HVCW) is the owner of Attitude Beer Holding Co. Attitude Drinks Incorporated is the majority owner of Harrison, Vickers and Waterman.

About Attitude Beer Holding Co.

Attitude Beer Holding Co. has a joint venture with New England WOB LLC. to develop select World of Beer franchised locations in the state of Connecticut and greater Boston area. Together they opened a 4,000 sq. foot WOB tavern in West Hartford, CT in January 2015 that sells a selection of over 500 craft and imported beers along with tavern food and other spirits and cocktails. New England WOB holds franchise rights for all of Connecticut and the greater Boston area. Recently, Attitude Beer announced an agreement with NEWOB to develop new taverns in Milford CT and Boston MA. The Company is seeking additional opportunities in the craft beer industry. For additional World of Beer locations that are developed through the joint venture, Attitude Beer Holding Co. will hold a 51% interest, and New England World of Beer will hold a 49% interest in the joint venture's new World of Beer locations.

Disclaimers

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include statements regarding the expected benefits from the reorganization of the Company. All forward-looking statements in this press release are made as of the date of this press release, and the Company assumes no obligation to update these forward-looking statements other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements and include the Company's ability to complete its intended growth plans in a timely manner and the other factors discussed in the Business and Management's Discussion and Analysis sections in our Annual Report on Form 10-K for the year ended March 31, 2015 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings are available at www.sec.gov.

Contact:

Roy Warren, CEO

Attitude Drinks, Inc.

561.227.2727

roy@attitudedrinks.com

www.attitudedrinks.com